Exhibit 4.1

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.
COMMON STOCK PURCHASE WARRANT
MICROVAST HOLDINGS, INC.

Warrant Shares: 5,500,000	Issue Date: May 28, 2024

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, Yang Wu or his assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to 5:00 p.m. (New York City time) on May 28, 2029 (the “Termination Date”) but not thereafter, to subscribe for and purchase from Microvast Holdings, Inc., a Delaware corporation (the “Company”), up to the number of Warrant Shares set forth above (as subject to adjustment hereunder, the “Warrant Shares”) of Common Stock. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).
Section 1.    Definitions. In addition to the terms defined elsewhere in this Warrant, the following terms have the meanings indicated in this Section 1:
“Affiliate” means, with respect to a given Person, any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such given Person, as such terms are used in and construed under Rule 405 under the Securities Act.
“Board of Directors” means the board of directors of the Company.
“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home,” “shelter-in-place,” “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.
“Commission” means the United States Securities and Exchange Commission.
“Common Stock” means the common stock of the Company, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.
“Common Stock Equivalents” means any securities of the Company or its Subsidiaries which would entitle the holder thereof to acquire at any time shares of Common Stock, including,

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without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, shares of Common Stock.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.
“Registration Statement” means a registration statement on Form S-1 or Form S-3 filed with the Commission which registers the resale of the Warrant Shares.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Subsidiaries” means any direct or indirect subsidiary of the Company.
“Trading Day” means a day on which the Common Stock is traded on a Trading Market.
“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).
“Transfer Agent” means Continental Stock Transfer and Trust Company, the current transfer agent of the Company, and any successor transfer agent of the Company.
“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price per share of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (“Bloomberg”) (based on a Trading Day from 9:30 a.m. (New York City time) to 4:00 p.m. (New York City time)), (b) if the Common Stock is then listed or quoted on OTCQB or OTCQX, the volume weighted average price per share of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX, as applicable, (c) if the Common Stock is not then listed or quoted for trading on any Trading Market, OTCQB or OTCQX and if prices for the Common Stock are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of one share of Common Stock as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the reasonable and documented fees and expenses of which shall be paid by the Company.
“Warrants” means this Warrant and other Common Stock purchase warrants issued by the Company pursuant to and in accordance with the terms of this Warrant in the event this Warrant is subdivided (if any).
Section 2.    Exercise.
a)Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part (subject to the terms of Section 2(e)), at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company

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of a duly executed PDF copy submitted by e-mail of the Notice of Exercise in the form attached hereto as Annex A (the “Notice of Exercise”). Within the earlier of (i) two Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined in Section 2(d)(i) herein) following the date of the Company’s receipt of such Notice of Exercise, the Holder shall deliver the aggregate Exercise Price for the Warrant Shares specified in such Notice of Exercise, by wire transfer of immediately available funds, to the account(s) designated in writing by the Company, unless the cashless exercise procedure specified in Section 2(c) below is permitted hereunder and specified in the applicable Notice of Exercise. Unless required by the Transfer Agent, no ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. The Company shall have no obligation to inquire with respect to or otherwise confirm the authenticity of the signature(s) contained on any Notice of Exercise nor the authority of the person so executing such Notice of Exercise. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation together with the final Notice of Exercise. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder (taking into account any previous partial exercises of this Warrant) by an amount equal to the applicable number of Warrant Shares purchased pursuant to such partial exercise. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased hereunder and the date(s) of such purchases. The Company shall deliver any objection to any Notice of Exercise within one Trading Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledges and agrees that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.
b)Exercise Price. The exercise price per share of Common Stock under this Warrant shall be $2.00, subject to adjustment as set forth hereunder (the “Exercise Price”).
c)Limited Cashless Exercise. If, after the Registration Deadline and at the time of exercise hereof, there is no effective registration statement registering, or the prospectus contained therein is not available for, the resale of the Warrant Shares by the Holder (other than during an Allowable Grace Period), then this Warrant may also be exercised by the Holder, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:
(A) = as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2(a) hereof on a Trading Day prior to the opening of or during “regular trading hours” (as defined in Rule 600(b) of Regulation NMS promulgated under the Exchange Act) on such Trading Day or (ii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 2(a) hereof after the close of “regular trading hours” on such Trading Day;

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(B) = the Exercise Price of this Warrant, as adjusted hereunder; and
(X) = the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.
No cashless exercise may be effected unless (A) is greater than (B) at the time periods for determining (A) above. If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the registered characteristics of the Warrants being exercised.  The Company agrees not to take any position contrary to this Section 2(c).
d)Mechanics of Exercise.
i.Delivery of Warrant Shares Upon Exercise. Upon the purchase of Warrant Shares pursuant to this Warrant, the Company shall cause the purchased Warrant Shares to be transmitted by the Transfer Agent to the Holder by crediting the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company’s transfer agent is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to, and resale of the Warrant Shares by, the Holder or (B) this Warrant is being exercised via cashless exercise in accordance with the terms hereof, and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of purchased Warrant Shares set forth in the applicable Notice of Exercise, to the address specified by the Holder in such Notice of Exercise by the date that is the earliest of (i) two Trading Days after such Notice of Exercise is given to the Company in accordance with Section 6(g) and (ii) the number of Trading Days comprising the Standard Settlement Period after the delivery to the Company of such Notice of Exercise in accordance with Section 6(g) (such date, the “Warrant Share Delivery Date”); provided, in each case, that the Holder has delivered the aggregate Exercise Price for the Warrant Shares specified in such Notice of Exercise, by wire transfer of immediately available funds, to the account(s) designated in writing by the Company, unless the cashless exercise procedure specified in Section 2(c) is permitted hereunder and specified in the applicable Notice of Exercise. The Holder shall be deemed for all corporate purposes to have become the holder of record of the purchased Warrant Shares set forth in such Notice of Exercise on the applicable Warrant Share Delivery Date. If during a period when the Registration Statement is effective and no Suspension Period is in effect or resale of the Warrant Shares is permitted without registration under the Securities Act in reliance on Rule 144 (a “Free Resale Period”) the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after the Warrant Share Delivery Date) for each Trading Day after such Warrant Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise. The Company agrees to maintain a transfer agent that is a participant in the FAST program so

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long as this Warrant remains outstanding and exercisable. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of the delivery of the Notice of Exercise.
ii.Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of the Holder and upon surrender of this Warrant, at the time of delivery of the Warrant Shares purchased in such partial exercise or reasonably promptly (and in any event within two Trading Days) thereafter, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares remaining available under this Warrant, which new Warrant shall in all other respects be identical with this Warrant.
iii.Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise; provided, however, that the Holder shall be required to return any Warrant Shares subject to any such rescinded exercise notice concurrently with the return to Holder of the aggregate Exercise Price paid to the Company for such Warrant Shares and the restoration of Holder’s right to acquire such Warrant Shares pursuant to this Warrant (including, issuance of a replacement warrant certificate evidencing such restored right).
iv.Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if during a Free Resale Period the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 2(d)(i) above pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including reasonable and customary brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence

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the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.
v.No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of one share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.
vi.Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder in the applicable Notice of Exercise; provided, however, that in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto as Annex B (the “Assignment Form”), duly executed by the Holder, and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.
vii.Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.
e)Partial Exercise Limitations. Notwithstanding anything herein to the contrary, no partial exercise of this Warrant may be made by the Holder in any amount less than 100,000 Warrant Shares (appropriately adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the Initial Exercise Date); provided, however, that, for the avoidance of doubt, the Holder or its assignee may exercise this Warrant for a lesser number of Warrant Shares if such Person is exercising this Warrant for all Warrant Shares acquirable by such Person pursuant to this Warrant at the time of exercise.
Section 3.    Certain Adjustments.
a)Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock

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split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then, in each case, the Exercise Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the number of Warrant Shares shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.
b)Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3(a) above, if, at any time while this Warrant is outstanding, the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder would have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent); provided, that the rights set forth in this Section 3(b) shall terminate on the Termination Date.
c)Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company (and all of its Subsidiaries, taken as a whole), directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person (other than for the purpose of changing the Company’s name and/or the jurisdiction of incorporation of the Company or a holding company for the Company), (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares of Common Stock for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding shares of Common Stock or 50% or more of the voting power of the Common Stock of the Company, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires 50% or more of the outstanding shares of Common Stock or 50% or more of the voting power of the Common Stock of the Company (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been

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issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction. For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction (other than (x) any stock split or reverse stock split, (y) any transaction effected solely for the purpose of changing the name or jurisdiction of incorporation of the Company, or (z) any holding company reorganization or parent-subsidiary merger not requiring stockholder approval pursuant to Sections 251(g) or 253 of the Delaware General Corporation Law (or any successor provisions thereof), and for the avoidance of doubt, the Fundamental Transaction is approved by the Company’s Board of Directors and within the control of the Company), the Company or any Successor Entity (as defined below) shall, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable Fundamental Transaction), purchase this Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value (as defined below) of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction; provided, however, if the Fundamental Transaction is not within the Company’s control, including not approved by the Company’s Board of Directors, Holder shall only be entitled to receive from the Company or any Successor Entity, as of the date of consummation of such Fundamental Transaction, the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of this Warrant, that is being offered and paid to the holders of Common Stock of the Company in connection with the Fundamental Transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of Common Stock are given the choice to receive from among alternative forms of consideration in connection with the Fundamental Transaction; provided, further, that if holders of Common Stock of the Company are not offered or paid any consideration in such Fundamental Transaction, such holders of Common Stock will be deemed to have received common stock of the Successor Entity (which Successor Entity may be the Company following such Fundamental Transaction) in such Fundamental Transaction. “Black Scholes Value” means the value of this Warrant based on the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the 100 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365-day annualization factor) as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the highest VWAP during the period beginning on the Trading Day

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immediately preceding the public announcement of the applicable contemplated Fundamental Transaction (or the consummation of the applicable Fundamental Transaction, if earlier) and ending on the Trading Day of the Holder’s request pursuant to this Section 3(c) and (D) a remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date. The payment of the Black Scholes Value will be made by wire transfer of immediately available funds within five Trading Days of the Holder’s election (or, if later, on the effective date of the Fundamental Transaction).  The Company shall require any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 3(c) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.
d)Calculations. All calculations under this Section 3 shall be made by the Company to the nearest cent or the nearest 1/100th of one share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding as of such date.
e)Notice to Holder.
i.Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.
ii.Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the

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approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company (and all of its Subsidiaries, taken as a whole) is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered to the Holder, concurrently with its public announcement thereof, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.
Section 4.    Transfer of Warrant.
a)Restricted Securities. The Holder understands that neither this Warrant nor the Warrant Shares have been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act. The Holder understands that the Warrant and the Warrant Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Holder must hold the Warrant (and the Warrant Shares issued upon exercise of this Warrant) indefinitely unless they are registered with the Commission and qualified by the applicable state authorities, or an exemption from such registration and qualification requirements is available. The Holder understands that the Warrant Shares and any securities issued in respect of or exchange for such securities, may bear the following legend (in substantially the form set forth below):
“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”
and, any legend required by the securities laws of any state to the extent such laws are applicable to the securities represented by the certificate so legended.
b)Transferability. Subject to the restrictions of Section 4(a), this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole

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or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney, together with a wire transfer to the Company of immediately available funds sufficient to pay any transfer taxes payable by the Company upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled.
c)New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issuance date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.
d)Warrant Register. The Company shall register this Warrant upon records to be maintained by the Company for that purpose (the “Warrant Register”) in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.
Section 5.    Registration Rights.
a)    Demand Registration. The Company shall:
i)    file a Registration Statement with the Commission no later than 30 days after the Initial Exercise Date registering for resale under the Securities Act the maximum number of shares of Common Stock issuable upon exercise of the Warrants (collectively, the “Registrable Shares”) providing for shelf registration of such Registrable Shares under Commission Rule 415 to the extent possible (each such Registration Statement and any registration statement filed pursuant to Section 5(b) which will include any Registrable Shares, including any preliminary prospectus, final prospectus, exhibit or amendment included in or relating to such registration statement being the “Resale Registration Statement”); and
ii)    use commercially reasonable efforts to cause such Resale Registration Statement to be declared effective as soon as practicable and in any event within (A) 60 days of the filing thereof in the event of a “no review” by the Commission or (B) 90 days of the filing thereof if the Resale Registration Statement is reviewed by the Commission (such date being the “Registration Deadline”).
b)    Piggyback Registration. If at any time while this Warrant is outstanding the Company proposes to file a registration statement under the Securities Act with respect to equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of stockholders of the Company (or by the Company and by the stockholders of the Company) on a form that would permit registration of Registrable Shares, other than a registration statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the

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Company’s existing stockholders, (iii) for an offering of debt that is convertible into equity securities of the Company, (iv) for a dividend reinvestment plan or (v) on Form S-4, and if the Registrable Shares are not already registered under an effective Resale Registration Statement filed pursuant to Section 5(a), then the Company shall give written notice of such proposed filing to the Holder as soon as practicable, but not less than 10 days before the anticipated filing date of such registration statement, which notice shall (A) describe the amount and type of securities to be included in such offering and the intended method(s) of distribution and (B) offer to the Holder the opportunity to register the sale of such number of Registrable Shares as the Holder may request in writing within five days after receipt of such written notice; provided, however, that if the Company has been advised in writing by the managing underwriter(s) of such offering that the inclusion of Registrable Shares for sale for the benefit of the Holder on such registration statement will have an adverse effect on the price, timing or distribution of the Common Stock in such offering, then (1) if no Registrable Shares can be included in such offering in the opinion of such managing underwriter(s), the Company shall not be required to offer such opportunity to the Holder or (2) if any Registrable Shares can be included in such offering in the opinion of the managing underwriter(s) for such offering, the Company shall include the Registrable Shares on the same terms as the other securities to be offered, but only to the extent such Registrable Shares would not have an adverse effect on the price, timing or distribution of the Common Stock in such offering. If no written request for inclusion from the Holder is received by the Company within the specified time frame set forth in this Section 5(b), the Holder shall have no further right to participate in such offering. Upon such request to include any Registrable Shares, the Holder shall enter into an underwriting agreement in customary form with the underwriter(s) selected for such offering by the Company. The Company shall have the right to terminate or withdraw any registration under this Section 5(b) before the effective date of such registration, whether or not any Holder has elected to include Registrable Shares in such registration. The expenses (other than any underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Shares, and fees and disbursements of counsel for any Holder, which shall be borne by the Holder) of such withdrawn registration shall be borne by the Company.
c)    General Matters. In connection with the filing of each Resale Registration Statement, the Company shall:
i)    not less than two calendar days prior to the filing of each such Resale Registration Statement or any related prospectus or any amendment or supplement thereto, furnish to the Holder copies of all such documents proposed to be filed therewith (other than any document that is incorporated, or deemed to be incorporated, by reference therein);
ii)    promptly prepare and file with the Commission such amendments and supplements to each such Resale Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Resale Registration Statement continuously effective and free from any material misstatement (or omission to state a material fact required to be stated therein to make the statements in such Resale Registration Statement, in the light of the circumstances under which they were made, not misleading) until termination of such obligation as provided in Section 5(f) below, subject to the Company’s right to suspend as set forth below;
iii)    furnish to the Holder copies of the prospectuses included in each Resale Registration Statement in conformity with the requirements of the Securities Act and such other documents filed therewith as the Holder may reasonably request in order to

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facilitate the public sale or other disposition of all or any of the Registrable Shares included in such Resale Registration Statement by the Holder;
iv)    file such documents as may be required of the Company for normal securities law clearance for the resale of the Registrable Shares included in such Resale Registration Statement in such states of the United States as may be reasonably requested by the Holder and use its commercially reasonable efforts to maintain such blue sky qualifications during the period the Company is required to maintain effectiveness of each such Resale Registration Statement; provided, however, that the Company shall not be required in connection with this Section 5 to qualify as a foreign corporation or as a dealer in securities, or execute a general consent to service of process, in any jurisdiction in which it is not now so qualified or has not so consented or take any other action that would subject it to general service of process or taxation in any such jurisdiction where it is not then otherwise subject;
v)    upon notification by the Commission that a Resale Registration Statement will not be reviewed or is not subject to further review by the Commission, the Company shall, within two Business Days following the date of such notification, request acceleration of such Resale Registration Statement (with the requested effectiveness date to be not more than two Business Days later);
vi)    upon notification by the Commission that a Resale Registration Statement has been declared effective by the Commission, the Company shall file the final prospectus under Rule 424 of the Securities Act (“Rule 424”) within the applicable time period prescribed by Rule 424, if required;
vii)    advise the Holder promptly (and in any event within two Business Days thereof):
A)    of the effectiveness of a Resale Registration Statement or any post-effective amendments thereto;
B)    of any request by the Commission for amendments to a Resale Registration Statement or amendments to the prospectus or for additional information relating thereto;
C)    of the issuance by the Commission of any stop order suspending the effectiveness of a Resale Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registrable Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes; and
D)    of the existence of any fact and the happening of any event that makes any statement of a material fact made in a Resale Registration Statement, the prospectus and amendment or supplement thereto, or any document incorporated by reference therein, untrue, or that requires the making of any additions to or changes in a Resale Registration Statement or the prospectus in order to make the statements therein not misleading;
viii)    cause all Registrable Shares to be listed on each Trading Market, if any, on which equity securities of the Company are then listed;

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ix)    bear all expenses in connection with the procedures in this Section 5 and the registration of the Registrable Shares on each such Resale Registration Statement and the satisfaction of the blue sky laws of such states; and
x)    to the extent this Warrant becomes exercisable for additional shares of Common Stock that are not covered by the Resale Registration Statement, the Company shall file an additional Registration Statement with the Commission no later than 30 days after the date of such occurrence registering for resale under the Securities Act all of the additional shares of Common Stock issuable upon exercise of the Warrants (collectively, the “Additional Registrable Shares”) providing for shelf registration of such Additional Registrable Shares under Securities Act Rule 415 to the extent possible, and all of the provisions of the Section 5 shall apply mutatis mutandis to such Additional Registrable Shares.
d)    Registration Rights Indemnification.
i)    The Company agrees to indemnify and hold harmless the Holder, its officers and directors (or persons occupying similar positions) and each person, if any, who controls the Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a “Purchaser Party” and collectively the “Purchaser Parties”), to the fullest extent permitted by applicable law, from and against any losses, claims, damages or liabilities (collectively, “Losses”) to which they may become subject (under the Securities Act or otherwise) insofar as such Losses arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in a Resale Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading , and the Company will, as incurred, reimburse the Purchaser Parties for any documented legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable to any Purchaser Party in any such case to the extent that such Loss arises out of, or is based upon an untrue statement or omission or alleged untrue statement or omission made in a Resale Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Holder specifically for use in preparation of a Resale Registration Statement; provided further, however, that the Company shall not be liable to any Purchaser Party (or any officer or director (or person occupying a similar position) or controlling person of the Holder) to the extent that any such Loss is caused by an untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus if either (i) (A) the Holder failed to send or deliver a copy of the final prospectus with or prior to, or the Holder failed to confirm that a final prospectus was deemed to be delivered prior to (in accordance with Rule 172 of the Securities Act), the delivery of written confirmation of the sale by the Holder to the person asserting the claim from which such Loss resulted and (B) the final prospectus corrected such untrue statement or omission, or (ii) (X) such untrue statement or omission is corrected in an amendment or supplement to the prospectus and (Y) having previously been furnished by or on behalf of the Company with copies of the prospectus as so amended or supplemented or notified by the Company that such amended or supplemented prospectus has been filed with the SEC, in accordance with Rule 172 of the Securities Act, the Holder thereafter fails to deliver such prospectus as so amended or supplemented, with or prior to or the Holder fails to confirm that the prospectus as so

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amended or supplemented was deemed to be delivered prior to (in accordance with Rule 172 of the Securities Act), the delivery of written confirmation of the sale by the Holder to the person asserting the claim from which such Loss resulted.
ii)    The Holder (severally and not jointly in the event any portion of this Warrant is assigned after its initial issuance) agrees to indemnify and hold harmless the Company and its officers and directors (or persons occupying similar positions) and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each a “Company Party” and collectively the “Company Parties”), to the fullest extent permitted by applicable law, from and against any Losses to which the Company Parties may become subject (under the Securities Act or otherwise), insofar as such Losses arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in a Resale Registration Statement (or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading), if, and only to the extent, such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished by or on behalf of the Holder specifically for use in preparation of a Resale Registration Statement, and the Holder will, as incurred, reimburse each Company Party for any documented legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that in no event shall any indemnity under this Section 5(d) be greater in amount than the dollar amount of the net proceeds received by the Holder upon its sale of the Registrable Shares included in the Resale Registration Statement giving rise to such indemnification obligation. Upon receipt of written notice from the Company that a Registration Statement or prospectus contains any untrue statement or alleged untrue statement of a material fact (or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading), the Holder shall discontinue dispositions of Registrable Shares as promptly as practicable until it has received copies of a supplemented or amended prospectus correcting such statement or omission.
iii)    Promptly after receipt by any indemnified Person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying Person pursuant to this Section 5(d), such indemnified Person shall notify the indemnifying Person in writing of such claim or of the commencement of such action (provided that the failure to give such notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying Person), and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified Person and such indemnifying Person shall have been notified thereof, such indemnifying Person shall, unless in such indemnified Person’s reasonable judgment a conflict of interest may exist with respect to such claim between the indemnified Person and indemnifying Person, be entitled to participate therein, and, at its election, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified Person. After notice from the indemnifying Person to such indemnified Person of its election to assume the defense thereof (with such notice to affirmatively state such indemnifying Person’s obligation to indemnify the indemnified Person with respect to such claim in accordance with the terms hereof), such indemnifying Person shall not be liable to such indemnified Person for any legal

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expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists a conflict of interest that would make it inappropriate in the reasonable judgment of the indemnified Person for the same counsel to represent both the indemnified Person and such indemnifying Person, the indemnified Person shall be entitled to retain its own counsel at the expense of such indemnifying Person; provided, further, that no indemnifying Person shall be responsible for the fees and expense of more than one separate counsel for all indemnified parties. The indemnifying Person shall not settle an action without the consent of the indemnified Person, which consent shall not be unreasonably withheld, if such settlement (A) provides for the payment of monetary damages which will not be paid by the indemnifying Person, (B) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified Person of a release from all liability in respect of such action, or (C) includes any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified Person.
iv)    If the indemnification provided for in this Section 5(d) is held by a court of competent jurisdiction to be unavailable to an indemnified Person with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying Person, in lieu of indemnifying such indemnified Person hereunder, shall, to the extent permitted by applicable law, contribute to the amount paid or payable by such indemnified Person as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying Person, on the one hand, and of the indemnified Person, on the other, as well as any other relevant equitable considerations; provided, that in no event shall any contribution by an indemnifying Person hereunder be greater in amount than the dollar amount of the proceeds received by such indemnifying Person upon the sale of such Registrable Shares. The relative fault of the indemnifying Person and indemnified Person shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying Person or indemnified Person, and the indemnifying Person’s and indemnified Person’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The Holder and the Company hereby agree that it would not be just or equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this Section 5(d). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 5(d) from any Person who was not guilty of such fraudulent misrepresentation. The indemnification provided for under this Section 5(d) shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified Person or any officer, director or controlling person of such indemnified Person and shall survive any transfer of Registrable Shares.
e)    Suspensions. The Holder acknowledges that there may be times when the Company must suspend the use of the prospectus forming a part of a Resale Registration Statement until such time as an amendment to such Resale Registration Statement has been filed by the Company and declared effective by the Commission, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act, or delay the filing or effectiveness of a Resale Registration Statement or prospectus. The Holder hereby covenants that it will not sell any Registrable Shares pursuant to said prospectus or Resale

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Registration Statement during the period (each a “Suspension Period”) commencing at the time at which the Company gives the Holder notice of such suspension or delay and ending at the time the Company gives the Holder notice that the Holder may thereafter effect sales pursuant to said prospectus or Resale Registration Statement. In addition, if, in the good faith judgment of the Company’s board of directors, the Company would, in the absence of such delay or suspension hereunder, be required under state or federal securities laws to disclose any corporate development, a potentially significant transaction or event involving the Company, or any negotiations, discussions, or proposals directly relating thereto, in either case the disclosure of which would reasonably be expected to have a material adverse effect on the Company or its business, the Company may give notice to the Holder that a Suspension Period is in effect; provided, that the aggregate of all such Suspension Periods (“Allowable Grace Periods”) shall in no event exceed 60 days in any 12-month period.
f)    Termination of Registration Rights. The obligations of the Company pursuant to this Section 5 shall cease and terminate (and the Company shall not be required to maintain the effectiveness of any, or file another, Registration Statement or prospectus hereunder with respect thereto) as to the Holder for so long as (i) a Registration Statement with respect to the sale of such Registrable Shares is declared effective by the Commission under the Securities Act and such Registrable Shares have been disposed of by the Holder in accordance with such effective Registration Statement, or (ii) such Registrable Shares have been sold in accordance with Rule 144 (or any successor to such rule.
g)    Selling Securityholder Questionnaire. The Holder agrees to furnish to the Company a completed questionnaire in the form provided by the Company and all other information as the Company reasonably requests in connection with filing a Resale Registration Statement covering the Registrable Shares. The Company shall not be required to include the Registrable Shares of the Holder in a Registration Statement and shall not be required to pay any Losses hereunder to the Holder if the Holder fails to furnish to the Company a fully completed Selling Holder Questionnaire at least three Business Days prior to the filing of the Registration Statement.
h)    Facilitation of Sales Pursuant to Rule 144. For as long as the Holder holds Registrable Shares, to the extent it shall be required to do so under the Exchange Act, the Company shall use commercially reasonable efforts to timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144 of the Securities Act (“Rule 144”)) and submit all required Interactive Data Files (as defined in Rule 11 of Regulation S-T of the Commission), and shall use commercially reasonable efforts to take such further necessary action as the Holder may reasonably request in connection with the removal of any restrictive legend on the Registrable Shares being sold, all to the extent required from time to time to enable the Holder to sell the Registrable Shares without registration under the Securities Act within the limitations of the exemption provided by Rule 144. In connection with a sale of Registrable Shares by the Holder in reliance on Rule 144, the Holder or its broker shall deliver to the Transfer Agent and the Company a broker representation letter providing to the Transfer Agent and the Company any information that the Company reasonably deems necessary to determine that the sale of such Registrable Shares is made in compliance with Rule 144. Upon receipt of such representation letter, the Company shall promptly (and in any event within two Trading Days) direct the Transfer Agent to remove the notation of a restrictive legend on such Registrable Shares in connection therewith.
Section 6.    Miscellaneous.

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a)No Rights as Stockholder Until Exercise; No Settlement in Cash. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof, except as expressly set forth in Section 3. Without limiting any rights of a Holder to receive cash payments as set forth herein, in no event shall the Company be required to net cash settle an exercise of this Warrant or cash settle in any other form.
b)Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that, upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of the original date of such Warrant or stock certificate, in lieu of such Warrant or stock certificate.
c)Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.
d)Authorized Shares.
The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of this Warrant. The Company will take such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of this Warrant will, upon exercise of this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than (i) taxes in respect of any transfer occurring contemporaneously with such issue and (ii) restrictions on transfer arising under applicable securities laws).
Except and to the extent as waived or consented to by the Holder, the Company shall not take any action to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

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Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.
e)Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. The Company and, by accepting this Warrant, the Holder each agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Warrant (whether brought against the Company or the Holder) shall be commenced exclusively in the state and federal courts sitting in the City of New York. The Company and, by accepting this Warrant, the Holder each hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. The Company and, by accepting this Warrant, the Holder each hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to it at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If the Company or the Holder shall commence an action, suit or proceeding to enforce any provisions of this Warrant, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for their reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.
f)Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder or the Company shall operate as a waiver of such right or otherwise prejudice the Holder’s or the Company’s rights, powers or remedies, as applicable. Without limiting any other provision of this Warrant, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall reimburse the Holder for its     reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.
g)Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder including, without limitation, any Notice of Exercise, shall be in writing and delivered personally, by email or sent by a nationally recognized overnight courier service, addressed to the Company, at 12603 Southwest Freeway, Suite 300, Stafford, Texas 77477, Attention: General Counsel, email address: legal@microvast.com, or such other email address or address as the Company may specify for such purposes by notice to the Holder in compliance with the terms hereof, with a copy (which shall not constitute notice) to Alain Dermarkar, email address: alain.dermarkar@aoshearman.com. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by email, or sent by a nationally recognized overnight courier service

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addressed to the Holder at 12603 Southwest Freeway, Suite 300, Stafford, TX 77477, Attention: General Counsel. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the time of transmission, if such notice or communication is delivered via email at the email address set forth in this Section prior to 5:30 p.m. (New York City time) on a Business Day, (ii) the next Business Day after the time of transmission, if such notice or communication is delivered via email at the email address set forth in this Section on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, (iii) the second Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.
h)Specific Performance. Each of the Holder and the Company hereby acknowledges and agrees that the other Person may be irreparably damaged if any of the terms hereof are not performed in accordance herewith. Accordingly, in such event, in addition to any other right or remedy the Holder or the Company, as applicable, may have at law or in equity, such non-breaching Person will be entitled to specific performance of the obligations of the breaching Party hereunder and other injunctive relief to prevent any breach of such obligations.
i)Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.
j)Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of the Holder from time to time of this Warrant and shall be enforceable by such Holder.
k)Amendment. This Warrant may only be modified or amended or the provisions hereof waived with the written consent of the Company and the holders of at least a majority of the shares of Common Stock issuable upon the exercise of the then outstanding Warrants; provided such modification, amendment or waiver applies to all of the then outstanding Warrants.
l)Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.
m)Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.
n)Electronic Signatures. Electronically scanned and transmitted signatures, including by email attachment, shall be deemed originals for all purposes of this Warrant.
(Remainder of page left blank | Signature page follows)

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

MICROVAST HOLDINGS, INC.
By: /s/ Isida Tushe___________________________________ Name: Isida Tushe Title: President, General Counsel and Corporate Secretary

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Annex A

NOTICE OF EXERCISE

TO:    MICROVAST HOLDINGS, INC.

(1)The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.
(2)Payment shall take the form of (check applicable box):

in lawful money of the United States; or
if permitted by the attached Warrant, the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).
(3)Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:
            _______________________________

The Warrant Shares shall be delivered to the following DWAC Account Number:

            _______________________________

            _______________________________

            _______________________________

[SIGNATURE OF HOLDER]

Name of Investing Entity: ________________________________________________________________________
Social Security or Tax Identification Number of Investing Entity: ________________________________________
Signature of Authorized Signatory of Investing Entity: _________________________________________________
Name of Authorized Signatory: ___________________________________________________________________
Title of Authorized Signatory: ____________________________________________________________________
Date: ________________________________________________________________________________________

Microvast Holdings, Inc. | Warrant

Annex B

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to exercise the Warrant to purchase shares.)
FOR VALUE RECEIVED, the foregoing Warrant to purchase shares of Microvast Holdings, Inc., a Delaware corporation (the “Company”), and all rights evidenced thereby are hereby assigned to the following Person, and the undersigned hereby irrevocably constitutes and appoints each of the officers of the Company as its attorney-in-fact to transfer the foregoing Warrant on the books of the Company, with full power of substitution in the premises:

Name:
(Please Print)
Address:
Phone Number: Email Address:	(Please Print) ______________________________________ ______________________________________
Social Security or Tax Identification Number:	______________________________________
Dated: _______________ __, ______
Holder’s Signature:
Holder’s Address:

Microvast Holdings, Inc. | Warrant